Exhibit 10.1

July 19, 2010

Behringer Harvard Opportunity Advisors I, LLC

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

Re:          Deferral of Asset Management Fees

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Advisory Agreement, dated as of December 29, 2006, as amended (the “Advisory Agreement”), by and between Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Company”), and Behringer Harvard Opportunity Advisors I, LLC, a Texas limited liability company (the “Advisor”).  Capitalized terms used herein but not defined herein shall have the meanings set forth in the Advisory Agreement.

In consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor hereby agree as follows:

1.             Deferral of Asset Management Fees.  Notwithstanding anything to the contrary contained in the Advisory Agreement, the Advisor, on behalf of itself and its Affiliates, and its and their respective successors and assigns, hereby defers until September 30, 2010 the Company’s obligation to pay asset management fees in the amount of (i) $235,000 accrued during the month of May 2010 and (ii) $237,000 accrued during the month of June 2010.

2.             Ratification; Effect on Advisory Agreement.

(a)           Ratification.  The Advisory Agreement, as amended by this letter agreement, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(b)           Effect on the Advisory Agreement.  On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby.

3.             Miscellaneous.

(a)           Governing Law; Venue.  This letter agreement and the legal relations between the parties hereto shall be construed and interpreted in accordance with the internal laws of the State of Texas without giving effect to its conflicts of law principles, and venue for any action brought with respect to any claims arising out of this letter agreement shall be brought exclusively in Dallas County, Texas.

(b)           Modification.  This letter agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

(c)           Headings.  The titles and headings of the sections and subsections contained in this letter agreement are for convenience only, and they neither form a part of this letter agreement nor are they to be used in the construction or interpretation hereof.

(d)           Severability.  The provisions of this letter agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(e)           Counterparts.  This letter agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This letter agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  This letter agreement, to the extent signed and delivered by means of electronic mail or a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were an original signed version thereof delivered in person.  No party hereto shall raise the use of electronic mail or a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic mail or a facsimile machine as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

If the foregoing meets with your approval, please indicate your acceptance of this letter agreement by countersigning a copy of this letter agreement in the space indicated below.

Very truly yours,

BEHRINGERHARVARD OPPORTUNITY
REIT I, INC.

By:	/s/Robert S. Aisner
Name:	Robert S. Aisner
Its:	Chief Executive Officer and President

Acknowledged and agreed, as of

the date first written above:

BEHRINGER HARVARD OPPORTUNITY ADVISORS I, LLC

By:	Harvard Property Trust, LLC,
its Manager

By:	/s/Gary S. Bresky
Gary S. Bresky
Executive Vice President and
Chief Financial Officer